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                                                                 Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45829) pertaining to the 1997 Stock Option Plan of Schuff Steel Company of our report dated February 20, 1998, except for Note 16 as to which the date is March 18, 1998, with respect to the consolidated financial statements of Schuff Steel Company included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                /s/ ERNST & YOUNG LLP

Phoenix, Arizona
March 27, 1998